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                                                                      EXHIBIT 21

                 ALPHABETICAL LIST OF WHOLLY-OWNED SUBSIDIARIES


    Anguilla Hotel Management, Inc.
    Brewster Wholesale Corporation
    Charterhouse of Cambridge Trust
    Florida Sonesta Corporation
    Hotel Corporation of America
    Hotel Corporation of Georgia
    Key Biscayne Land Corporation
    Newo Aruba N.V.
    P.R. By Design, Inc.
    Royal Sonesta, Inc.
    S.I.A. Advertising, Inc.
    Sonesta Beach Resort Limited Partnership
    Sonesta Charitable Foundation, Inc.
    Sonesta Coconut Grove, Inc.
    Sonesta Costa Rica, S.A.
    Sonesta Curacao Hotel Corporation, N.V.
    Sonesta Hotels of Anguilla Limited
    Sonesta Hotels of Florida, Inc.
    Sonesta Hotels of Mississippi, Inc.
    Sonesta International Hotels Limited:
    Hotel Corporation of America (Bermuda) Limited
    Port Royal Company, Limited
    Sonesta Licensing Corporation
    Sonesta Louisiana Hotels Corporation
    Sonesta of Massachusetts, Inc.
    Sonesta Middle East Hotel Corporation
    TBD, Inc.

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